Exhibit 99.1

NORTHSTAR REALTY FINANCE

ANNOUNCES FIRST QUARTER 2012 RESULTS

First Quarter 2012 Highlights

•                  Increased first quarter 2012 dividend to $0.15 per common share.

•                  AFFO per diluted share of $0.47.

•                  Won the appeal on “WaMu” property, which reversed $46 million judgment.

•                  Total capital raised to date of $267 million for our sponsored non-traded CRE REIT, including $31 million in April.

NEW YORK, NY, May 3, 2012 - NorthStar Realty Finance Corp. (NYSE: NRF) today announced its results for the quarter ended March 31, 2012.

First Quarter 2012 Results

NorthStar reported adjusted funds from operations (“AFFO”) for the first quarter 2012 of $0.47 per diluted share compared with $0.26 per diluted share for the first quarter 2011.  AFFO for the first quarter 2012 was $51.0 million compared to $21.4 million for the first quarter 2011.  Net loss to common stockholders for the first quarter 2012 was $(33.9) million, or $(0.33) per diluted share, compared to net loss of $(103.8) million, or $(1.33) per diluted share for the first quarter 2011.  First quarter 2012 net loss includes $(73.9) million of unrealized losses relating to non-cash fair value adjustments, compared to $(122.3) million of unrealized losses for the first quarter 2011.  These non-cash fair value losses are excluded from AFFO.

At March 31, 2012, GAAP book value per share was $7.00.  For a reconciliation of net income (loss) to AFFO and GAAP book value per share, please refer to the tables on the following pages.

David T. Hamamoto, chairman and chief executive officer, commented, “We are very pleased to have increased our dividend for the third consecutive quarter, which is a reflection of the continued growth in our cash flows.  Subsequent to quarter-end, we have invested an additional $89 million of equity in loan originations and opportunistic investments, including repurchases of our own CDO bonds and investments within our $7 billion portfolio. We are optimistic about the continued growth of our cash flows and we intend to regularly evaluate our dividend accordingly.”

Investments and Fee Income

As of today, the principal proceeds NorthStar could receive from its owned CDO bonds is $706 million, of which $527 million was repurchased at an average price of 36% in the secondary market and has a weighted average original credit rating of AA-/Aa3.  This discount to par of $339 million represents potential imbedded cash flows that we may realize in future periods in addition to our capital invested in these bonds.

NorthStar had approximately $7.0 billion of assets under management at March 31, 2012.

During the first quarter 2012, NorthStar received management fees from its consolidated CDOs of $3.9 million, which are eliminated on NorthStar’s consolidated statement of operations.  In addition, during the first quarter 2012, NorthStar received $0.6 million of fees from our sponsored non-traded CRE REIT, NorthStar Real Estate Income Trust, Inc. (“NorthStar Income”) and $0.1 million of special servicing fees.

For additional details regarding NorthStar’s investments and fee income, please refer to the tables on the following pages and to the March 31, 2012 corporate presentation which will be posted on NorthStar’s website, www.nrfc.com.

Liquidity, Financing and Capital Markets

As of March 31, 2012, unrestricted cash was $194 million and NorthStar’s only unrestricted cash needs related to non-discretionary future funding obligations associated with existing loan commitments was $2 million.

On February 27, 2012, NorthStar completed the sale of 15 million shares of its common stock at a public offering price of $5.55 per share.  On March 2, 2012, the full over-allotment option of 2.25 million shares was exercised by the underwriters.  The net proceeds to NorthStar were $90 million.

On March 21, 2012, NorthStar issued an additional 1.6 million shares of its existing 8.25% Series B Preferred Stock at a public offering price of $22.92 per share (excluding accrued dividends) generating net proceeds of $35 million.

NorthStar Income raised $77 million in the first quarter 2012 and $267 million since inception, including $31 million in April 2012.  NorthStar Realty Securities, LLC, NorthStar’s wholly-owned broker-dealer, had total signed selling agreements with broker-dealers covering more than 45,000 registered representatives as of March 31, 2012.  NorthStar expects to earn recurring, net fees approximately equal to three percentage points based on total capital raised for our sponsored non-traded REITs.

Currently, NorthStar’s only near-term unsecured corporate debt obligations relate to its exchangeable senior notes, of which $20 million principal amount of 7.25% notes are payable in June 2012 at the holders’ option and $36 million of 11.5% notes are due in June 2013.

Risk Management

At March 31, 2012, NorthStar had two loans on non-performing status (“NPL”), representing $39 million in aggregate principal amount and a $29 million carrying value, excluding the Hancock tower loan which we expect to be restructured shortly.  This compares to four loans representing $51 million in aggregate principal amount and a $2 million carrying value at December 31, 2011.  NorthStar categorizes a loan as non-performing if it is in maturity default and/or is past due 90 days on its contractual debt service payments.

During the first quarter 2012, NorthStar recorded $6.8 million of provision for loan losses relating to four loans, compared to $4.9 million of provision for loan losses related to three loans recorded during the fourth quarter 2011.  As of March 31, 2012, loan loss reserves totaled $166 million, or 7% of total loans, related to 19 loans with a carrying value of $253 million.

As of March 31, 2012, NorthStar’s core net lease portfolio was 94% leased with a 6.2 year weighted average remaining lease term.  As of March 31, 2012, 100% of NorthStar’s net lease healthcare portfolio was leased to third-party operators with weighted average lease coverage of 1.4x and a 7.6 year weighted average remaining lease term.

Stockholders’ Equity

At March 31, 2012, NorthStar had 119,682,487 total common shares and operating partnership units outstanding and $28 million of non-controlling interests relating to its operating partnership.  GAAP book value per share was $7.00 at March 31, 2012.  Exclusive of certain unrealized adjustments, loan loss reserves and accumulated depreciation and amortization, adjusted book value at March 31, 2012 would be $7.08 per share.  The adjusted book value does not take into consideration any value related to the in-place and anticipated advisory fee income streams generated by NorthStar’s sponsored, non-traded REIT vehicle and our CDO management fees.  For a reconciliation of adjusted book value per share to GAAP book value per share, please refer to the tables on the following pages.

Common Dividend Announcement

On May 2, 2012, NorthStar announced that its Board of Directors declared a cash dividend of $0.15 per share of common stock, payable with respect to the quarter ended March 31, 2012.  The dividend is expected to be paid on May 18, 2012 to shareholders of record as of the close of business on May 14, 2012. The Company’s common shares will begin trading ex-dividend on May 10, 2012.

Earnings Conference Call

NorthStar will hold a conference call to discuss first quarter 2012 financial results on May 3, 2012, at 10:00 a.m. Eastern time.  Hosting the call will be David Hamamoto, chairman and chief executive officer; Albert Tylis, co-president and chief operating officer; Daniel Gilbert, co-president and chief investment officer; and Debra Hess, chief financial officer.

The call will be webcast live over the Internet from NorthStar’s website, www.nrfc.com, and will be archived on the Company’s website.  The call can also be accessed live over the phone by dialing 877-941-0843, or for international callers, by dialing 480-629-9770.

A replay of the call will be available one hour after the call through Thursday, May 10, 2012 by dialing 800-406-7325 or, for international callers, 303-590-3030, using pass code 4532081.

About NorthStar Realty Finance Corp.

NorthStar Realty Finance Corp. is a finance REIT that originates, acquires and manages portfolios of commercial real estate debt, commercial real estate securities and net lease properties.  In addition, NorthStar engages in asset management and other activities related to real estate and real estate finance.  For more information about NorthStar Realty Finance Corp., please visit www.nrfc.com.

NorthStar Realty Finance Corp.

Consolidated Statements of Operations

($ in thousands, except share and per share data)

	Three Months Ended March 31,
	2012	2011

Revenues
Interest income	$80,712	$97,640
Rental and escalation income	28,433	32,927
Commission income	7,399	918
Other revenue	725	333
Total revenues	117,269	131,818
Expenses
Interest expense	35,298	33,420
Real estate properties — operating expenses	4,686	12,497
Asset management expenses	1,497	2,171
Commission expense	5,649	717
Other costs, net	192	—
Provision for loan losses	6,840	24,500
Provision for loss on equity investment	—	4,482
General and administrative
Salaries and equity-based compensation (1)	14,130	12,741
Auditing and professional fees	1,782	2,419
Other general and administrative	5,149	3,672
Total general and administrative	21,061	18,832
Depreciation and amortization	12,306	8,082
Total expenses	87,529	104,701
Income (loss) from operations	29,740	27,117
Equity in earnings (losses) of unconsolidated ventures	(501)	(2,228)
Other income (loss)	20,258	10,138
Unrealized gain (loss) on investments and other	(95,406)	(152,218)
Realized gain (loss) on investments and other	15,352	10,734
Income (loss) from continuing operations	(30,557)	(106,457)
Income (loss) from discontinued operations	—	409
Gain (loss) on sale from discontinued operations	—	5,031
Net income (loss)	(30,557)	(101,017)
Less: net (income) loss allocated to non-controlling interests	1,963	5,464
Preferred stock dividends	(5,323)	(5,231)
Contingently redeemable non-controlling interest accretion	—	(3,009)

Net income (loss) attributable to NorthStar Realty Finance Corp. common stockholders	$(33,917)	$(103,793)

Net income (loss) per share from continuing operations (basic/diluted)	$(0.33)	$(1.40)
Income (loss) per share from discontinued operations (basic/diluted)	—	0.01
Gain per share on sale of discontinued operations (basic/diluted)	—	0.06
Net income (loss) per common share attributable to NorthStar Realty Finance Corp. common stockholders (basic/diluted)	$(0.33)	$(1.33)
Weighted average number of shares of common stock:
Basic	102,247,118	78,196,016
Diluted	107,393,827	82,534,563
Dividends declared per share of common stock	$0.15	$0.10

(1)          The three months ended March 31, 2012 and 2011 include $2.3 million and $2.0 million, respectively, of equity-based compensation expense.

NorthStar Realty Finance Corp.

Consolidated Balance Sheets

($ in thousands, except share data)

	March 31, 2012	December 31,
	(Unaudited)	2011

Assets
VIE Financing Structures
Restricted cash	$284,478	$261,295
Operating real estate, net	316,360	313,227
Real estate securities, available for sale	1,319,297	1,358,282
Real estate debt investments, net	1,597,915	1,631,856
Investments in and advances to unconsolidated ventures	59,930	60,352
Receivables, net of allowance of $1,237 in 2012 and $1,179 in 2011	22,306	22,530
Derivative assets, at fair value	25	61
Deferred costs and intangible assets, net	44,833	47,499
Assets of properties held for sale	897	3,198
Other assets	23,752	23,135
	3,669,793	3,721,435

Non-VIE Financing Structures
Cash and cash equivalents	193,940	144,508
Restricted cash	36,851	37,069
Operating real estate, net	777,483	776,222
Real estate securities, available for sale	157,644	115,023
Real estate debt investments, net	88,316	78,726
Investments in and advances to unconsolidated ventures	33,865	33,205
Receivables	13,330	8,958
Receivables, related parties	5,370	5,979
Unbilled rent receivable	12,406	11,891
Derivative assets, at fair value	4,828	5,674
Deferred costs and intangible assets, net	48,189	50,885
Other assets	10,980	16,862
	1,383,202	1,285,002
Total assets	$5,052,995	$5,006,437

Liabilities
VIE Financing Structures
CDO bonds payable	$2,266,914	$2,273,907
Mortgage notes payable	228,525	228,525
Secured term loan	14,682	14,682
Accounts payable and accrued expenses	15,423	15,754
Escrow deposits payable	73,383	52,660
Derivative liabilities, at fair value	211,987	226,481
Other liabilities	49,534	55,007
	2,860,448	2,867,016

Non-VIE Financing Structures
Mortgage notes payable	557,064	554,732
Credit facility	69,825	64,259
Exchangeable senior notes	216,546	215,853
Junior subordinated notes, at fair value	176,928	157,168
Accounts payable and accrued expenses	26,300	50,868
Escrow deposits payable	157	196
Derivative liabilities, at fair value	—	8,193
Other liabilities	33,932	48,538
	1,080,752	1,099,807
Total liabilities	3,941,200	3,966,823

Commitments and contingencies
Equity
NorthStar Realty Finance Corp. Stockholders’ Equity
Preferred stock, 8.75% Series A, $0.01 par value, $60,000 liquidation preference as of March 31, 2012 and December 31, 2011	57,867	57,867
Preferred stock, 8.25% Series B, $0.01 par value, $230,000 and $190,000 liquidation preference as of March 31, 2012 and December 31, 2011, respectively	218,703	183,505
Common stock, $0.01 par value, 500,000,000 shares authorized, 113,357,448 and 96,044,383 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	1,133	960
Additional paid-in capital	897,827	809,826
Retained earnings (accumulated deficit)	(57,542)	(8,626)
Accumulated other comprehensive income (loss)	(32,287)	(36,160)
Total NorthStar Realty Finance Corp. stockholders’ equity	1,085,701	1,007,372
Non-controlling interests	26,094	32,242
Total equity	1,111,795	1,039,614
Total liabilities and equity	$5,052,995	$5,006,437

Non-GAAP Financial Measures

Included in this press release are certain “non-GAAP financial measures,” which are measures of NorthStar’s historical or future financial performance that are different from measures calculated and presented in accordance with accounting principles generally accepted in the United States, or U.S. GAAP, within the meaning of the applicable Securities and Exchange Commission, or SEC, rules.  These include: Funds From Operations and Adjusted Funds From Operations.   NorthStar believes these terms can be useful measures of its performance, which are further defined following the table below.

Funds  from Operations (FFO) and Adjusted Funds from Operations (AFFO) ($ in thousands, except share and per share data)

	Three Months Ended March 31,
	2012	2011
Funds from Operations:
Income (loss) from continuing operations	$(30,557)	$(106,457)
Non-controlling interests(1)	260	(128)
Net income (loss) before non-controlling interest in Operating Partnership	(30,297)	(106,585)

Adjustments:
Preferred stock dividends	(5,323)	(5,231)
Depreciation and amortization	10,920	8,082
Funds from discontinued operations	—	1,074
Real estate depreciation and amortization, unconsolidated ventures	207	232
Funds from Operations	(24,493)	(102,428)

Adjusted Funds from Operations:
Funds from Operations	(24,493)	(102,428)
Straight-line rental income, net	(670)	(223)
Straight-line rental income/expense and fair value lease revenue, unconsolidated ventures	234	(21)
Amortization of above/below market leases	(258)	(214)
Amortization of equity-based compensation	2,329	2,034
Unrealized (gain) loss from fair value adjustments	73,863	122,288
Adjusted Funds from Operations	$51,005	$21,436

FFO per share of common stock	$(0.23)	$(1.24)
AFFO per share of common stock	$0.47	$0.26

(1)          Amount excludes non-controlling limited partner interests in NorthStar’s operating partnership.

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

Management believes that funds from operations, or FFO, and adjusted funds from operations, or AFFO, each of which are non-GAAP measures, are additional appropriate measures of the operating performance of a REIT and NorthStar in particular. We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT), as net income (loss) (computed in accordance with U.S. GAAP), excluding gains (losses) from sales of depreciable properties, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization, impairment charges on depreciable property owned directly or indirectly and after adjustments for unconsolidated ventures.    FFO, as defined by NAREIT, is a computation made by analysts and investors to measure a real estate company’s cash flow generated by operations.

NorthStar calculates AFFO by subtracting from or adding to FFO:

•                  normalized recurring expenditures that are capitalized by NorthStar and then amortized, but which are necessary to maintain NorthStar’s properties and revenue stream, e.g., leasing commissions and tenant improvement allowances;

•                  an adjustment to reverse the effects of the straight-lining of rental income or expense and fair value lease revenue;

•                  the amortization or accrual of various deferred costs including intangible assets and equity-based compensation;

•                  an adjustment to reverse the effects of acquisition gains or losses; and

•                  an adjustment to reverse the effects of non-cash unrealized gains (losses).

NorthStar’s calculation of AFFO differs from the methodology used for calculating AFFO by certain other REITs and, accordingly, our AFFO may not be comparable to AFFO reported by other REITs.

Neither FFO nor AFFO is equivalent to net income or cash generated from operating activities determined in accordance with U.S. GAAP.  Furthermore, FFO and AFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties.  Neither FFO nor AFFO should be considered as an alternative to net income as an indicator of NorthStar’s operating performance or as an alternative to cash flow from operating activities as a measure of NorthStar’s liquidity.

NorthStar urges investors to carefully review the GAAP financial information included as part of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and quarterly earnings releases.

Assets Under Management at March 31, 2012 (1)

($ in thousands)

	Amount	%

CRE Debt
First mortgage loans	$1,547,292	22.2%
Mezzanine loans	472,504	6.8%
Credit tenant and term loans	199,406	2.9%
Subordinate mortgage interests	130,782	1.9%
Other (2)	296,344	4.2%
Total CRE debt	2,646,328	38.0%

CRE Securities
CMBS	2,637,500	37.8%
Third-party CDO notes	299,212	4.3%
Other securities	188,613	2.7%
Total CRE securities	3,125,325	44.8%

Net Lease
Core net lease	404,427	5.8%
Healthcare net lease	559,057	8.0%
Total net lease	963,484	13.8%

Subtotal NorthStar	6,735,137	96.6%

Sponsored REIT
NorthStar Income (3)	246,654	3.4%
Grand total	$6,981,791	100.0%

(1)

Based on principal amount of CRE debt and security investments and the cost basis of net lease properties. Any real estate owned (either directly or through a joint venture) as a result of foreclosure reflects the principal amount of the loan at time of foreclosure.

(2)	Primarily related to real estate owned (either directly or through a joint venture) as a result of foreclosure.
(3)	Based on consolidated total assets.

Balance Sheet Holdings of NorthStar CDO Bonds (1)

At May 3, 2012

($ in thousands)

Principal
Based on original credit rating:	Amount (2)

AAA	$206,040
AA through BBB	320,864
Below investment grade	179,040
Total	$705,944

Weighted average original credit rating of original IG rated CDO bonds	AA- / Aa3
Weighted average purchase price of original IG rated CDO bonds	36%

(1)	Unencumbered CDO bonds are owned by NorthStar. The majority of CDO bonds are eliminated with the liability of the respective CDO transaction on NorthStar’s consolidated financial statements.

(2)	Represents the maximum amount of principal proceeds that could be received.

N-Star CDOs primarily backed by CRE Debt

($ in thousands)

	N-Star IV	N-Star VI	N-Star VIII	CSE		CapLease
Issue/Acquisition Date	Jun-05	Mar-06	Dec-06	Jul-10		Aug-11	Total
Balance sheet as of March 31, 2012 (1)
Assets, principal amount (2)	$390,074	$484,539	$985,273	$1,085,052		$172,419	$3,117,357
CDO bonds, principal amount (3)	263,427	364,349	731,863	1,010,286		153,150	2,523,075
Net assets	$126,647	$120,190	$253,410	$74,766		$19,269	$594,282

CDO quarterly cash distributions and coverage tests (4)

Equity notes and retained original below investment grade bonds	$1,630	$312	$4,617	$8,980		$694	$16,233
Collateral management fees	323	490	982	547		91	2,433

Interest coverage cushion (1)	2,186	544	3,834	9,382		405

Overcollateralization cushion (shortfall) (1)	52,275	55,816	139,341	69,745		8,607
At offering	19,808	17,412	42,193	(151,595	)(5)	5,987

(1)	Based on remittance report issued on date nearest to March 31, 2012.
(2)	Includes investments in N-Star issued CDO bonds that are eliminated in consolidation.
(3)	Includes all outstanding CDO bonds payable to third parties and all CDO bonds owned by NorthStar.
(4)	Interest coverage and overcollateralization coverage to the most constrained class.
(5)	Based on trustee report as of June 24, 2010, closest to the date of acquisition.

N-Star CDOs primarily backed by CRE Securities

($ in thousands)

	N-Star I	N-Star II	N-Star III	N-Star V	N-Star VII	N-Star IX
Issue/Acquisition Date	Aug-03	Jul-04	Mar-05	Sep-05	Jun-06	Feb-07	Total
Balance sheet as of March 31, 2012 (1)
Assets, principal amount (2)	$208,036	$199,522	$391,054	$473,995	$593,766	$1,033,367	$2,899,740
CDO bonds, principal amount (3)	194,294	184,571	302,093	349,219	412,561	748,020	2,190,758
Net assets	$13,742	$14,950	$88,961	$124,776	$181,205	$285,347	$708,982

CDO quarterly cash distributions and coverage tests (4)

Equity notes and retained original below investment grade bonds	$—	$—	$1,292	$—	$—	$1,778	$3,070
Collateral management fees	72	64	255	117	168	751	1,427

Interest coverage cushion (shortfall) (1)	(276)	(445)	1,845	(1,941)	(1,137)	1,323

Overcollateralization cushion (shortfall) (1)	(16,761)	(26,889)	(7,787)	(71,451)	(50,101)	24,401
At offering	8,687	10,944	13,610	12,940	13,966	24,516

(1)	Based on remittance report issued on date nearest to March 31, 2012.
(2)	Includes investments in N-Star issued CDO bonds that are eliminated in consolidation.
(3)	Includes all outstanding CDO bonds payable to third parties and all CDO bonds owned by NorthStar.
(4)	Interest coverage and overcollateralization coverage to the most constrained class.

CMBS Vintages Under Management

($ in thousands)

	Principal Amount	%	Cumulative

1997	$40,104	1.5%	1.5%
1998	37,082	1.4%	2.9%
1999	20,701	0.8%	3.7%
2000	78,631	3.0%	6.7%
2001	73,557	2.8%	9.5%
2002	57,876	2.2%	11.7%
2003	106,359	4.0%	15.7%
2004	291,454	11.0%	26.7%
2005	444,590	16.9%	43.6%
2006	721,897	27.4%	71.0%
2007	494,694	18.8%	89.8%
2008	105,267	4.0%	93.8%
2009	46,179	1.7%	95.5%
2010	3,808	0.1%	95.6%
2011	112,801	4.3%	99.9%
2012	2,500	0.1%	100.0%

Total	$2,637,500	100.0%

Credit Rating Distribution of Real Estate Securities Under Management

($ in thousands)

	Principal Amount	%
AAA	$143,332	4.6%
AA	94,460	3.0%
A	128,542	4.1%
BBB	234,101	7.5%
BB	408,348	13.1%
B	487,186	15.6%
CCC	637,870	20.4%
CC	162,641	5.2%
C	269,358	8.6%
Below C	506,289	16.2%
NR	53,198	1.7%
Total (B- / B3)	$3,125,325	100.0%

GAAP Book Value Rollforward

($ in thousands, except per share data)

	Amount	Per Share
Common book value at December 31, 2011, per share	$795,712	$7.94

Net income to common shareholders and non-controlling interest, excluding non-cash fair value adjustments included in net income (loss)	38,244	0.38

Fair value adjustments included in net income (loss):
CDO bonds payable	(123,137)	(1.23)
Trust preferred debt	(19,760)	(0.20)
Securities and investments held at fair value	54,577	0.55
Derivatives	14,456	0.14

Change in other comprehensive income	4,068	0.04

Common dividends	(13,829)	(0.14)

Accretion (dilution) from additional shares issued during quarter (1)	86,883	(0.48)
Total net increases/(decreases)	41,502	(0.94)

Common book value at March 31, 2012, per share (2)(3)	$837,214	$7.00

(1)

Includes $90 million of net proceeds from common stock offering completed in February 2012, net of common dividends associated with these shares paid during the quarter. Additional amounts relate to amortization of LTIPs and issuance of common shares from Dividend Reinvestment Plan.

(2)	Common book value calculated as total stockholder’s equity of $1.1 billion and non-controlling interest in the operating partnership of $28 million less preferred stock of $277 million.
(3)

Cumulative net unrealized adjustments total a positive $330 million ($2.76 per share), loan loss reserves total a negative $166 million ($1.39 per share) and accumulated depreciation and amortization total a negative $174 million ($1.45 per share) as of March 31, 2012. Excluding certain unrealized adjustments, loan loss reserves and accumulated depreciation and amortization would result in a $7.08 adjusted book value per share at March 31, 2012. GAAP book value per share and adjusted book value per share calculations do not take into account any potential dilution from certain RSUs, exchangeable notes or warrants.

NRFC NNN Holdings, LLC Portfolio Summary

($ in thousands)

				Remaining				Cost basis
Date			Square	Lease	Cost	Existing		less
Acquired	Tenant or Guarantor of Tenant	Location/MSA	Feet	Term (1)	Basis (2)	Debt		Debt

Oct-2004	ALGM Portfolio - Sbarro, Inc. (3)	One property in New York, NY	7,500	0.8	$3,290	$—		$3,290
Nov-2007	Alliance Data Systems Corp.	Columbus, OH	199,112	5.7	33,829	22,857		10,972
Mar-2007	Citigroup, Inc.	Fort Mill, SC/Charlotte	165,000	8.6	34,303	29,778		4,525
Jun-2006	Covance, Inc.	Indianapolis, IN	333,600	13.8	34,519	27,318		7,201
Feb-2007	Credence Systems Corp.	Milpitas, CA/San Jose	178,213	4.9	30,144	21,011		9,133
Sep-2006	Dick’s Sporting Goods, Inc. / PetSmart, Inc. (3)	9 properties	467,971	3.8 - 12.4	64,503	46,552		17,951
Sep-2005	Electronic Data Systems Corp.	2 in MI / 1 in CA / 1 in PA	387,842	3.5	62,718	45,207		17,511
Aug-2005	GSA - U.S. Department of Agriculture	Salt Lake City, UT	117,553	0.1	22,851	14,513		8,338
Jun-2007	Landis Logistics / East Penn	Reading, PA	609,000	5.8	26,014	18,295		7,719
Jul-2006	Northrop Grumman Space & Mission Systems Corp.	Aurora, CO/Denver	183,529	3.2	42,400	32,187	(4)	10,213
Mar-2006	Party City Corp. (Amscan) / Lerner Enterprises, Inc.	Rockaway, NJ/ Northern NJ	121,038	3.2 - 5.3	22,221	16,569		5,652
Feb-2006	Quantum Corporation (5)	Colorado Springs, CO	406,207	0.7 - 8.9	27,635	17,514		10,121

Total NRFC NNN Holdings, LLC Portfolio			3,176,565	6.2	$404,427	$291,801		$112,626

(1) Remaining lease term as of March 31, 2012.  Total represents weighted average based on cost basis.

(2) Cost basis includes capitalized expenditures since acquisition.

(3) One ALGM property and six of ten Dick’s Sporting Goods, Inc. / PetSmart, Inc. properties are ground lease interests.

(4) Property is financed via a $32.1 million first mortgage with a third party and a $0.1 million mezzanine loan held by a consolidated NorthStar entity.

(5) Dollar amounts shown are 50% of total relating to NRFC NNN Holding’s, LLC subsidiary’s 50% interest in a joint venture with an institutional investor.

Portfolio Cash Flow and Tenant Credit Profile

($ in thousands)

	Three Months Ended March 31, 2012					Primary Tenant
Tenant or Guarantor of Tenant	Base Rent	NOI	Debt Service		NOI Less Debt Service	Market Cap (1)		Actual Credit Rating

ALGM Portfolio - Sbarro, Inc.	$160	$159	$—		$159	N/A		not rated
Alliance Data Systems Corp.	582	572	(455)		117	6,175		not rated
Citigroup, Inc.	538	529	(511)		18	99,223		A- / A3
Covance, Inc.	638	629	(517)		112	2,782		not rated
Credence Systems Corp.	692	683	(447)		236	312		not rated
Dick’s Sporting Goods, Inc. / PetSmart, Inc.	1,321	1,256	(973)		283	4,994		not rated(2)
Electronic Data Systems Corp.	1,508	1,498	(824)		674	13,900		not rated
GSA - U.S. Department of Agriculture	579	451	(302)		149	N/A		implied AAA
Landis Logistics / East Penn	312	75	(332	)(3)	(257)	N/A	(4)	not rated
Northrop Grumman Space & Mission Systems Corp.	846	846	(835)		11	14,847		BBB+/Baa1
Party City Corp. (Amscan) / Lerner Enterprises, Inc.	468	468	(303)		165	362	(5)	B/B2(6)
Quantum Corporation (50%)	619	617	(326)		291	562		B/B2

Total	$8,263	$7,783	$(5,825)		$1,958

(1) Based on information from Bloomberg at close of market on March 31, 2012 and presented in millions.

(2) Dick’s Sporting Goods, Inc. is not rated by the major credit rating agencies.  PetSmart, Inc. is rated BB+ by S&P.

(3) Debt service is currently funded from a reserve account made up of an early lease termination fee received from prior tenant, not reflected in this schedule.

(4) Privately-held company, market capitalization information is not publicly disclosed.

(5) Represents purchase price by Amscan Holdings, Inc. (controlled by Berkshire Partners and Weston Presidio) for Party City in December 2005.  No other recent data is available.

(6) The Party City Corp. lease is guaranteed by Amscan Holdings, Inc. which has a B/B2 credit rating by S&P and Moody’s, respectively.

Safe Harbor Statement

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or Exchange Act. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “continue,” “future” or other similar words or expressions. Forward-looking statements are not guarantees of performance and are based on certain assumptions, discuss future expectations, describe plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Such statements include, but are not limited to, those relating to the operating performance of our investments, our financing needs, the effects of our current strategies, loan and securities activities, our ability to manage our collateralized debt obligations, or CDOs, and our ability to raise capital. Our ability to predict results or the actual effect of plans or strategies is inherently uncertain, particularly given the economic environment. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements and you should not unduly rely on these statements. These forward-looking statements involve risks, uncertainties and other factors that may cause our actual results in future periods to differ materially from those forward looking statements. These factors include, but are not limited to: adverse economic conditions and the impact on the commercial real estate finance industry; access to debt and equity capital and our liquidity; our use of leverage; our ability to meet various coverage tests with respect to our CDOs; our ability to obtain mortgage financing on our net lease properties; the affect of economic conditions on the valuations of our investments; the impact of economic conditions on the borrowers of the commercial real estate debt we originate and the commercial mortgage loans underlying the commercial mortgage backed securities in which we invest; any failure in our due diligence to identify all relevant facts in our underwriting process or otherwise; credit rating downgrades; tenant or borrower defaults or bankruptcy; illiquidity of properties in our portfolio; environmental compliance costs and liabilities; effect of regulatory actions, litigation and contractual claims against us and our affiliates, including the potential settlement and litigation of such claims; competition for investment opportunities; regulatory requirements with respect to our business and the related cost of compliance; the impact of any conflicts arising from our asset management business; the ability to raise capital for the non-listed real estate investment trusts, or REITs, we sponsor; changes in laws or regulations governing various aspects of our business; the loss of our exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended; competition for qualified personnel and our ability to retain key personnel; the effectiveness of our risk management systems; failure to maintain effective internal controls; whether the decision issued by the Court of Appeal of the State of California, Second Appellate District, in our favor associated with litigation involving net lease investments formerly leased to Washington Mutual Bank stands and is no longer subject to further appeal; compliance with the rules governing REITs; and the factors described in Item 1A. of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 under the heading “Risk Factors.”

The foregoing list of factors is not exhaustive. All forward-looking statements included in this press release are based upon information available to us on the date hereof and we are under no duty to update any of the forward-looking statements after the date of this report to conform these statements to actual results.

Factors that could have a material adverse effect on our operations and future prospects are set forth in “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 beginning on page 18. The factors set forth in the Risk Factors section could cause our actual results to differ significantly from those contained in any forward-looking statement contained in this press release.

Contact:

Investor Relations

Joe Calabrese

(212) 827-3772